Exhibit 99.1

Ozop Surgical Corp Announces Trading Name and Symbol Change

Trading to begin on May 21, 2018 under symbol OZSC

WEST PALM BEACH, Fla., May 21, 2018 /PRNewswire/ -- Ozop Surgical Corp. (OTC PINK: NWKT) (the “Company”), announced today the effectiveness of its name change from Newmarkt Corp. to Ozop Surgical Corp. and that its new trading symbol is now "OZSC."

“We are pleased with this milestone of the change of our trading symbol. This completes our entry into the public marketplace,” stated Michael Chermak, CEO of Ozop Surgical Corp., “and more adequately reflects our current business focus so that investors will be able to identify our company and stock by name.”

OZOP controls an intellectual property portfolio of innovative products and technologies that it seeks to commercialize. In the Company’s pipeline of products include visualization tools for Minimally Invasive Surgery (MIS) such as light filtration that presents a better anatomical understanding for surgeons in real time, and 3D technology which heralds improved depth perception, better appreciation of anatomic details, and improved overall surgical performance. Also, in development is an Endoscopic Lumbar Interbody Fusion device and procedure.

About Ozop Surgical, Corp.

OZOP Surgical, Corp. (www.ozopsurgical.com) invents, designs, develops, manufactures and globally distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties.  Our focus is on economically disrupting the market with clinically equivalent or superior existing and new products resulting in immediate and significant savings for providers, payors and consumers.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to our pipeline, future business or financial results) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For Further Information Contact:
Salman J. Chaudhry, COO
(951) 407-6927